                                  SUBSIDIARIES

     The following is a list of the significant and other subsidiaries of
     American Capital Access Holding Limited. The jurisdiction of formation of each subsidiary is included in parentheses after its name.

     ACA Holding, L.L.C.(Delaware)

     ACA Assurance Corporation, Ltd. (Bermuda)

     ACA Financial Guaranty Corporation (Maryland)

     ACA Risk Solutions, L.L.C. (Delaware)

     American Capital Access Service Corporation (Delaware)

     ACA Intermediary, L.L.C. (New York)

     ACA Risk Structures, L.L.C. (Delaware)

     ACA Securities, L.L.C. (Delaware)

     ACA Financial Assets, L.L.C. (Delaware)

     ACA Management, L.L.C. (Delaware)

     ACA Assurance, Ltd. (Bermuda)

     ACA Solutions, Ltd. (Bermuda)

     ACA CDS 2001-1, L.L.C. (Delaware SPE)

     ACA CDS 2002-1 Funding, Limited (Cayman Islands SPE)

     ACA CDS 2002-1, Limited (Cayman Islands SPE)

     ACA CDS 2002-1, Inc. (Delaware SPE)

     ACA ABS 2002-1 Funding, Limited (Cayman Islands SPE)

     ACA ABS 2002-1, Limited (Cayman Islands SPE)

     ACA ABS 2002-1, L.L.C. (Delaware SPE)

     ACA ABS 2003-3, Limited (Cayman Islands SPE)

     ACA Credit Products 2002-A, L.L.C. (Delaware SPE)

     ACA Credit Products 2002-B, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-A, L.L.C. (Delaware SPE)

     ACA CDS 2002-2, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-B, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-C, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-D, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-E, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-F, L.L.C. (Delaware SPE)

     ACA ABS 2003-1 Funding, Limited (Cayman Islands SPE)

     ACA ABS 2003-1, Limited (Cayman Islands SPE)

     ACA Credit Products 2003-J, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-K, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-L, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-M, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-N, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-0, L.L.C. (Delaware SPE)

     ACA Credit Products 2003-P, L.L.C. (Delaware SPE)